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                                                                   EXHIBIT 23.02

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Equity Incentive Plan and 1993 Employee Stock Purchase Plan of VERITAS Software Corporation of our report dated January 23, 2001, with respect to the consolidated financial statements and schedule of VERITAS Software Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                             /s/  ERNST & YOUNG LLP


San Jose, California
March 23, 2001